SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported)    July 11, 2003



                           THE BOMBAY COMPANY, INC.
            (Exact name of registrant as specified in its charter)




                                   Delaware
                (State or other jurisdiction of incorporation)


                   1-7832                              75-1475223
            (Commission File Number)      (I.R.S. Employer Identification No.)



         550 Bailey Avenue, Fort Worth, Texas             76107
        (Address of principal executive offices)      (Zip code)


                                (817) 347-8200
              Registrant's telephone number, including area code



         (Former name or former address, if changed since last report.)



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Item 5. Other Event - Amendment of Banking Facility

On July 10, 2003, the Company and its banks amended the unsecured revolving credit agreement to provide for an increase in the aggregate commitment to $75 million from $50 million. In addition, certain other changes were made including increasing limitations on capital expenditures to $40 million for fiscal year ended January 31, 2004 and to $45 million for fiscal years thereafter; modifying certain financial ratios relating to balance sheet leverage; permitting sale and leaseback transactions; and modifying the pricing grid. Other terms and condition remain substantially the same. The facility, which expires July 5, 2005, is for working capital, inventory financing and letter of credit purposes.



Item 7.  Financial Statements and Exhibits

   (c) Exhibits


Exhibit No.   Description

    99 First Amendment to Amended and Restated Credit Agreement, dated as of July 10, 2003







                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        THE BOMBAY COMPANY, INC.
                                        (Registrant)





                                        /S/ ELAINE D. CROWLEY

                                        Elaine D. Crowley
                                        Senior Vice President, Chief Financial
                                        Officer and Treasurer


Date:July 11, 2003






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